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Exhibit (10) 37.

	PROMISSORY NOTE
AMOUNT OF INDEBTEDNESS: $180,000.00			DATE: May 21,1997

For     VALUE RECEIVED,  the undersigned,  AMERISTAR TELECOMMUNICAITONS
INC. promises to pay to the order of Systems Communications, Inc.(SCI), or its assigns, at 2575 Ulmerton Road, Suite 300, Clearwater, FL 34622 or such other place as Holders hereof may designate in writing, the sum of $180,000 in lawful money of the United States at the rate of 10% interest annually, said sum payable as follows:

All outstanding principal together with all accrued interest in full upon Ameristar Telecommunications, Inc.'s (ATI) default under any of the provisions of the Sun Financial leases of which SCI is a guarantor. Upon receipt of any notice of ATI's default from either ATI or from Sun Financial, this Promissory Note shall become immediately due and payable.

The sums set forth in the Promissory Note shall only become due and payable upon ATI's default of any payment obligations relating to the Sun Financial leases and then only in the amount of the payment obligations still owing to Sun Financial.

Time being of the essence, if any sum of money herein required to be paid is not paid within thirty (30) days after the same becomes due, or if maker defaults in the performance of any of the agreements contained herein, then the entire principal sum and accrued interest shall both bear interest from the date of default of Eighteen percent (18%). Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

In addition to the foregoing, the undersigned shall have the right at any time to make per-payments on the principal in whole or in part without penalty or premium.

This Promissory Note is secured by all office equipment, pay-per-view and telecommunications equipment covered by leases and ATI shall not sell, transfer, convey, abandon or otherwise impair any of the identified assets without the prior written consent of SCI.

All makers and endorsers now or that hereafter may become liable hereon, jointly and severally, waive demand, presentment, notice of nonpayment and protest, and agree, that if this Note becomes in default and is delivered to an attorney for collection to pay all costs, including reasonable attorneys fees whether suit be brought or not, including fees for appellate proceedings and that the Holder may extend the time for payment from tine to time, or forebear to enforce payment without obtaining the consent for such makers or endorsers and without discharge or affecting their liability thereon.

	The terms and provisions of this Promissory Note are to be governed and construed by the laws of the State of Florida.

AMERISTAR TELECOMMUNICATIONS, INC.

BY: /s/ Russ Armstrong_____
    Its   Secretary